090301

090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20140341886-37
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/08/2014 12:35 PM
	Entity Number E0479382007-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
BOLDFACE GROUP, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
Preferred Stock: 10,000,000 authorized shares, $0.001 par value
Common Stock: 300,000,000 authorized shares, $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
Preferred Stock: 10,000,000 authorized shares, $0.001 par value
Common Stock: 3,000,000 authorized shares, $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The change affects the common stock. The change is a 1 for 100 reverse stock split. One share of common stock will be issued and exchanged for every 100 shares of common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional Shares of Common Stock shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X Ashumi K. Shippee [signature] Chief Financial Officer

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.